As Filed with the Securities and Exchange Commission on September 23, 1999
                                                      Registration No. 333-05361


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933

                                  INTRAV, INC.
             (Exact name of Registrant as specified in its charter)

              MISSOURI                                           43-1323155
   (State or Other Jurisdiction of                            (I.R.S. Employer
   Incorporation or Organization)                            Identification No.)

                              7711 Bonhomme Avenue
                            St. Louis, MO 63105-1961
                  (Address, including zip code, of Registrant's
                          principal executive offices)

                                  INTRAV, INC.
                          AMENDED INCENTIVE STOCK PLAN
                            (Full Title of the Plan)




                                   Ian Coghlan
                             Chief Executive Officer
                                  Intrav, Inc.
                              7711 Bonhomme Avenue
                         St. Louis, Missouri 63105-1961
                                 (314) 727-0500
                      (Name, address and telephone number,
                   including area code, of agent for service)


                           --------------------------


     This Post-Effective Amendment No. 2 to Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

                          Deregistration of Securities

          On June 6, 1996 , Intrav, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-05361 (the "Registration Statement"), for the sale of 500,000 shares of Common Stock, par value $.01 (the "Common Stock"), of the Company under the Intrav, Inc. 1995 Incentive Stock Plan. On April 21, 1999, the Company filed Post-Effective Amendment No. 1 to the Registration Statement, for the sale of an addition 250,000 shares of Common Stock of the Company under the Intrav, Inc. Amended Incentive Stock Plan (the "Plan"). On September 2, 1999, the shareholders of the Company approved and adopted an Agreement and Plan of Merger dated as of July 16, 1999 (the "Agreement"), by and among Kuoni Reisen Holding AG ("Kuoni"), Kuoni Holding Delaware, Inc., Kuoni Acquisition Subsidiary Missouri, Inc. ("Merger Sub") and the Company, whereby, on September 16, 1999, Merger Sub, a wholly-owned subsidiary of Kuoni, merged with and into the Company and the Company became a wholly-owned subsidiary of Kuoni (the "Merger"). In connection with the Merger, the Plan has been terminated. The purpose of this Post-Effective Amendment No. 2 (this "Post-Effective Amendment") to the Registration Statement is to deregister 620,000 unsold shares of Common Stock formerly issuable under the Plan.

                                   Signatures

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on September 23, 1999.

                                                     INTRAV, INC.


                                                     By:  /s/ Ian Coghlan
                                                        ------------------------
                                                         Chief Executive Officer